UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2018

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Career Education Corporation (the “Company”) approved revised compensation arrangements for Todd Nelson, the Company’s President and Chief Executive Officer. Mr. Nelson’s annual incentive target value was increased from 100% to 125% of base salary, and his long term incentive target value was increased from 260% to 327% of base salary. These changes are effective for 2018. No changes were made to Mr. Nelson’s base salary.

On March 6, 2018, the Committee granted restricted stock units to certain of the Company’s “named executive officers” (as such term is defined in Item 402(a)(3) of Regulation S-K and including those who are expected to be named executive officers in the Company’s 2018 proxy statement) in addition to the regular annual awards received in accordance with the officers’ previously established long-term incentive award target values. Jeffrey Ayers received 7,000, Dave Czeszewski received 5,000, Andrew Hurst received 3,000 and John Kline received 3,000. These additional stock-settled restricted stock unit awards vest in four equal installments on each of March 14, 2019, 2020, 2021 and 2022 and were made in recognition of employee contributions and as a retention tool given the recipient’s critical role within the organization. Other terms of these additional awards are consistent with the previously disclosed time-based restricted stock unit form award agreement filed as Exhibit 10.3 to our Current Report on Form 8-K filed on May 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

Dated: March 9, 2018